Exhibit 99.1

SUPPORTSOFT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information has been prepared to reflect the June 23, 2009 sale of substantially all of the assets and assumption of certain liabilities of the Company’s Enterprise Business (the Enterprise Business) to Consona, which we refer to herein as “Consona” or the “Buyer”. The unaudited pro forma consolidated financial information sets forth the pro forma consolidated results of operations of SupportSoft, Inc. (“SupportSoft” or the “Company”) for the three months ended March 31, 2009 and for the years ended December 31, 2008 and 2007 and the pro forma consolidated financial position of the Company as of March 31, 2009.

The unaudited pro forma consolidated statements of operations have been derived from the Company’s historical consolidated financial information and gives effect to the sale of the Enterprise Business to Consona as if it had occurred on January 1, 2007. In addition, the unaudited pro forma consolidated balance sheet has been derived from the Company’s historical consolidated financial information and gives effect to the sale of the Enterprise Business in exchange for approximately $20 million in cash as if it had occurred on March 31, 2009.

The unaudited pro forma consolidated statements of operations are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the transaction. These unaudited pro forma consolidated financial statements include no assumptions regarding the use of proceeds (other than to pay transaction related expenses), which are presented as additional cash on the unaudited pro forma consolidated balance sheet. Accordingly, the actual effect of the transaction, due to this and other factors, could differ from the pro forma adjustments presented herein. However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the transaction been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and the accompanying notes should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

SUPPORTSOFT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2009

(in thousands)

	Historical SupportSoft	Pro Forma Adjustments		Pro Forma SupportSoft
ASSETS
Current assets:
Cash and cash equivalents	$45,284	$17,850	a	$63,134
Short-term investments	21,402	—		21,402
Accounts receivable, net	7,604	(5,464	)b	2,140
Prepaid expenses and other current assets	1,420	(507	)b	913

Total current assets	75,710	11,879		87,589
Long-term investments	18,216	—		18,216
Auction rate securities put option	5,037	—		5,037
Property and equipment, net	1,033	(180	)b	853
Goodwill	12,646	(9,792	)b	2,854
Purchased technology, net	1,249	(1,249	)b	—
Intangible assets, net	374	—		374
Other assets	934	—		934

Total assets	$115,199	$658		$115,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$330	$—		$330
Accrued compensation	1,940	(451	)b	1,489
Other accrued liabilities	2,927	—		2,927
Deferred revenue, less long-term portion	7,626	(7,551	)b	75

Total current liabilities	12,823	(8,002)		4,821
Deferred revenue—long-term portion	790	(790	)b	—
Other long-term liabilities	1,594	(29	)b	1,565

Total liabilities	15,207	(8,821)		6,386

Commitments and contingencies
Stockholders’ equity

Preferred stock; par value $0.0001, 5,000,000 shares authorized; no shares issued or outstanding	—	—		—
Common stock; par value $0.0001, 150,000,000 shares authorized; 46,358,673 issued and outstanding at March 31, 2009	5	—		5
Additional paid-in capital	219,093	—		219,093
Accumulated other comprehensive loss	(2,045)	—		(2,045)
Accumulated deficit	(117,061)	9,479	c	(107,582)

Total stockholders’ equity	99,992	9,479		109,471

Total liabilities and stockholders’ equity	$115,199	$658		$115,857

SUPPORTSOFT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2009

(in thousands)

	Historical SupportSoft	Pro Forma Adjustments	Pro Forma SupportSoft
		d
Revenue:
License	$807	$(807)	$—
Maintenance	3,668	(3,668)	—
Services	2,443	(2,443)	—
Consumer	3,614	—	3,614

Total Revenue	10,532	(6,918)	3,614

Costs and expenses:		—
Cost of license	110	(110)	—
Cost of maintenance	420	(372)	48
Cost of services	2,569	(2,110)	459
Cost of consumer	4,421	—	4,421
Amortization/write down of intangible assets	43	—	43
Research and development	1,926	(451)	1,475
Sales and marketing	5,200	(2,148)	3,052
General and administrative	2,831	(59)	2,772

Total costs and expenses	17,520	(5,250)	12,270

Loss from continuing operations before interest income and other, net	(6,988)	(1,668)	(8,656)
Interest income and other, net	(302)	—	(302)

Loss from continuing operations before income taxes	(7,290)	(1,668)	(8,958)
Provision for income taxes	(106)	(68)	(38)

Loss from continuing operations	$(7,396)	$(1,600)	$(8,996)

Basic loss per share	$(0.16)		$(0.19)

Shares used in computing basic loss per share	46,330		46,330

Diluted loss per share	$(0.16)		$(0.19)

Shares used in computing diluted loss per share	46,330		46,330

SUPPORTSOFT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2008

(in thousands)

	Historical SupportSoft	Pro Forma Adjustments	Pro Forma SupportSoft
		d
Revenue:
License	$11,813	$(11,813)	$—
Maintenance	15,881	(15,881)	—
Services	14,365	(14,365)	—
Consumer	6,811	—	6,811

Total Revenue	48,870	(42,059)	6,811

Costs and expenses:		—
Cost of license	337	(337)	—
Cost of maintenance	1,930	(1,688)	242
Cost of services	13,652	(11,644)	2,008
Cost of consumer	9,615	—	9,615
Amortization/write down of intangible assets	202	(90)	112
Research and development	8,896	(2,874)	6,022
Sales and marketing	24,305	(10,197)	14,108
General and administrative	11,006	(266)	10,740

Total costs and expenses	69,943	(27,096)	42,847

Loss from continuing operations before interest income and other, net	(21,073)	(14,963)	(36,036)
Interest income and other, net	2,506	—	2,506

Loss from continuing operations before income taxes	(18,567)	(14,963)	(33,530)
Provision for income taxes	(539)	(175)	(364)

Loss from continuing operations	$(19,106)	$(14,788)	$(33,894)

Basic loss per share	$(0.41)		$(0.74)

Shares used in computing basic loss per share	46,098		46,098

Diluted loss per share	$(0.41)		$(0.74)

Shares used in computing diluted loss per share	46,098		46,098

SUPPORTSOFT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(in thousands)

	Historical SupportSoft	Pro Forma Adjustments	Pro Forma SupportSoft
		d
Revenue:
License	$15,780	$(15,780)	$—
Maintenance	16,084	(16,084)	—
Services	14,888	(14,888)	—
Consumer	1,050	—	1,050

Total Revenue	47,802	(46,752)	1,050

Costs and expenses:		—
Cost of license	218	(218)	—
Cost of maintenance	2,586	(2,283)	303
Cost of services	15,652	(13,729)	1,923
Cost of consumer	4,608	—	4,608
Amortization/write down of intangible assets	2,815	(2,815)	—
Research and development	9,441	(5,427)	4,014
Sales and marketing	30,410	(20,072)	10,338
General and administrative	9,296	(239)	9,057

Total costs and expenses	75,026	(44,783)	30,243

Loss from continuing operations before interest income and other, net	(27,224)	(1,969)	(29,193)
Interest income and other, net	6,526	—	6,526

Loss from continuing operations before income taxes	(20,698)	(1,969)	(22,667)
Provision for income taxes	(671)	(402)	(269)

Loss from continuing operations	$(21,369)	$(2,371)	$(22,936)

Basic loss per share	$(0.47)		$(0.50)

Shares used in computing basic loss per share	45,610		45,610

Diluted loss per share	$(0.47)		$(0.50)

Shares used in computing diluted loss per share	45,610		45,610

See accompanying notes.

SUPPORTSOFT INC.

NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

The unaudited pro forma consolidated financial information gives effect to the sale of substantially all of the assets and assumption of certain liabilities of the Company’s Enterprise Business by Consona in exchange for approximately $20 million in cash. The Company will account for the disposition as a discontinued operation in its consolidated financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

During the periods presented, the Enterprise Business was operated as an operating segment within the Company. As such, the Company did not maintain separate, stand-alone financial statements for the Enterprise Business. Accordingly, the financial information of the Enterprise Business has been prepared from the historical accounting records of the Company and does not purport to reflect a balance sheet and statement of operations that would have resulted if the Enterprise Business had been a separate, stand-alone company.

Prior to 2007, SupportSoft’s only business was the Enterprise Business. Accordingly, the historical statement of operations of SupportSoft for the year ended December 31, 2006, represents the Enterprise Business in its entirety. Therefore, pro forma financial information for any period prior to January 1, 2007 is not presented.

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2009 and the years ended December 31, 2008 and 2007 have been derived from the Company’s historical consolidated financial information and give effect to the transaction as if it had occurred on January 1, 2007. In addition, the unaudited pro forma consolidated balance sheet as of March 31, 2009 has been derived from the Company’s historical consolidated financial information and gives effect to the transaction as if it had occurred on March 31, 2009.

The unaudited pro forma consolidated statements of operations are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the transaction. These unaudited pro forma consolidated financial statements include no assumptions regarding the use of proceeds (other than to pay transaction related expenses), which are presented as additional cash on the unaudited pro forma consolidated balance sheet. Accordingly, the actual effect of the transaction, due to this and other factors, could differ from the pro forma adjustments presented herein. However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the transaction been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and the accompanying notes should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

SUPPORTSOFT INC.

NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION

Pro Forma Adjustments

Pro forma adjustments reflect those adjustments which are directly attributable to the transaction and include the following:

(a)	Represents sale proceeds, less estimated direct transaction costs, as follows:

Amount
(in thousands)
Cash consideration	$20,000
Less: Estimated transaction costs	2,150

Adjustment to cash and cash equivalents	$17,850

(b)	Eliminates the assets acquired and liabilities assumed by Consona in connection with the disposition of the Enterprise Business.

(c)	Represents the estimated gain on sale of net assets before federal, state and foreign taxes.

(d)	Eliminates the financial results of operations of the Enterprise Business, as adjusted for certain direct costs, facilities overhead, and corporate general and administrative costs that have been attributed to the Enterprise Business but are expected to be borne by the Company after the disposition of the Enterprise Business.